Exhibit 99.1

                  PC Connection, Inc. Reports Third
                           Quarter Results

     Company Announces Record Revenue, Improved Gross Margin, and
                          Growth in Earnings

    THIRD QUARTER HIGHLIGHTS:

    --  Record net sales: $456.5 million, up 10% year over year

    --  Gross margin: 12.6%, up from 12.3% last year

    --  Net income: $7.7 million, up 75% year over year

    --  Diluted earnings per share: $.28, up from $.17 last year


    MERRIMACK, N.H.--(BUSINESS WIRE)--Oct. 25, 2007--PC Connection, Inc. (NASDAQ: PCCC), a leading direct marketer of information technology (IT) products and services, today announced results for the quarter ended September 30, 2007. Net sales for the three months ended September 30, 2007 increased by $41.3 million, or 9.9%, to $456.5 million from $415.2 million for the three months ended September 30, 2006. Net income for the quarter was $7.7 million, or $.28 per share, compared to $4.4 million, or $.17 per share, for the corresponding prior year quarter.

    "We are pleased with our record-setting Q3 performance," said Patricia Gallup, Chairman and Chief Executive Officer. "We achieved the largest revenue quarter in the Company's 25-year history, and at the same time, we experienced a 76% increase in operating income and a 65% increase in earnings per share over the third quarter of 2006."

    Net sales for the nine months ended September 30, 2007 increased by $92.0 million, or 7.6%, to $1,295.8 million from $1,203.8 million for the nine months ended September 30, 2006. Net income for the nine months ended September 30, 2007 was $16.8 million, or $.62 per share, compared to $9.2 million, or $.36 per share, for the nine months ended September 30, 2006.

    Quarterly Sales Growth by Business Segment:

    -- Net sales for the SMB segment increased by 6.1% to $234.9 million compared to the third quarter of 2006. Although sales to consumers declined, corporate outbound sales within the segment grew 15.7% year over year, reflecting our focus on business customers.

    -- Net sales for MoreDirect, Inc., our Large Account segment, increased by 14.4% to $130.0 million compared to the third quarter of 2006. This segment continues to obtain new customers and a greater share of existing customers' business.

    -- Net sales for GovConnection, Inc., our Public Sector segment, increased by 14.2% to $91.6 million compared to the third quarter of 2006. Double digit growth was generated with federal, state, and local government and education customers.

    Quarterly Sales Growth By Product Mix:

    -- Desktop computer and server sales increased 16.3% year over year, accounting for 14.4% of net sales in the third quarter of 2007 compared to 13.6% for the corresponding prior year quarter.

    -- Sales of storage devices increased 19.5% year over year, accounting for 9.0% of net sales in the third quarter of 2007 compared to 8.3% for the corresponding prior year quarter.

    -- Notebooks and PDAs, our largest product sales category, accounted for 15.7% of net sales in the third quarter of 2007 compared to 17.4% for the corresponding prior year quarter.

    -- Software sales represented 12.8% of net sales in the third quarter of 2007 compared to 12.4% for the corresponding prior year quarter.

    Gross profit was $57.5 million for the third quarter of 2007 compared to $51.1 million for the third quarter of 2006. Gross profit margin, as a percentage of net sales, was 12.6% in the third quarter of 2007 compared to 12.3% in the third quarter of 2006. As noted in our first quarter 2007 earnings release, we recorded substantially all vendor consideration in 2007 as a reduction to cost of inventory purchases, pursuant to Issue No. 02-16 of the Emerging Issues Task Force. Accordingly, this additional consideration accounted for a 22 basis-point increase in gross margin compared to the third quarter of 2006. Larger agency fee revenues in the third quarter of 2007 were largely offset by lower back-end vendor rebates.

    Overall annualized sales productivity increased 17% in the third quarter of 2007 compared to the third quarter of 2006. Sales productivity in our Large Account segment increased 28% in the third quarter of 2007 compared to the third quarter of 2006. For our SMB and Public Sector segments, productivity increased 15% and 9%, respectively. On a consolidated basis, the total number of sales representatives, after the inclusion of inside sales representatives, was 654 as of September 30, 2007, compared to 713 sales representatives at September 30, 2006. We estimate sales representative headcount at December 31, 2007 to grow to approximately 685.

    Selling, general and administrative expenses ("SG&A") totaled $45.6 million for the third quarter of 2007 compared to $43.3 million for the third quarter of 2006. SG&A improved as a percentage of net sales to 10.0% for the third quarter of 2007 compared to 10.4% for the third quarter of 2006, reflecting our continuing effort to leverage our cost structure.

    Gallup concluded, "PC Connection remains committed to making the investments necessary to continue to grow our business and improve operating performance. We believe we have the strategies and talent in place to position us well for future success and enhance long-term shareholder value."

    About PC Connection, Inc.

    PC Connection, Inc., a Fortune 1000 company, owns three sales companies: PC Connection Sales Corporation, MoreDirect, Inc., and GovConnection, Inc., headquartered in Merrimack, NH, Boca Raton, FL, and Rockville, MD, respectively. All three companies can deliver custom-configured computer systems overnight. Investors and media can find more information about PC Connection, Inc. at http://ir.pcconnection.com.

    PC Connection Sales Corporation (1-800-800-5555), the original business of PC Connection, Inc. serving the small- and medium-sized business sector (SMB), is a rapid-response provider of information technology (IT) products and services. It offers more than 150,000 brand-name products through its staff of technically trained sales account managers and catalog telesales representatives, catalogs, and publications, and its website at www.pcconnection.com. The subsidiary serves the Apple/Macintosh community through its MacConnection division (1-800-800-2222), which also publishes specialized catalogs and is online at www.macconnection.com.

    MoreDirect, Inc. (561-237-3300), www.moredirect.com, provides corporate technology buyers with a comprehensive web-based e-procurement solution and in-depth IT supply-chain expertise, serving as a one-stop source by aggregating more than 300,000 products from the inventories of leading IT wholesale distributors and manufacturers. MoreDirect's TRAXX(R) system is a seamless end-to-end interface that empowers clients to electronically source, evaluate, compare prices, and track related technology product purchases in real-time.

    GovConnection, Inc. (1-800-800-0019) is a provider of IT products and services to federal, state, and local government agencies and educational institutions through specialized account managers, catalogs, and publications, and online at www.govconnection.com.

    pccc-g

    "Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This release contains forward-looking statements that are subject to risks and uncertainties, including, but not limited to, the impact of changes in market demand and the overall level of economic activity, or in the level of business investment in information technology products, competitive products and pricing, product availability and market acceptance, new products, fluctuations in operating results, and the ability of the Company to hire and retain essential personnel, and other risks detailed under the caption "Risk Factors" in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended
June 30, 2007. More specifically, the statements in this release concerning the Company's outlook for 2007 and the statements concerning the Company's gross margin percentage, productivity, and selling and administrative costs and other statements of a non-historical basis are forward-looking statements that involve certain risks and uncertainties. Such risks and uncertainties include the ability to realize market demand for and competitive pricing pressures on the products and services marketed by the Company, the continued acceptance of the Company's distribution channel by vendors and customers, continuation of key vendor and customer relationships and support programs and the ability of the Company to hire and retain qualified sales representatives and other essential personnel. The Company assumes no obligation to update the information in this press release or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise.



CONSOLIDATED SELECTED FINANCIAL HIGHLIGHTS
----------------------------------------------------------------------
At or for the Three Months
 Ended September 30,           2007              2006
--------------------------------------------- ------------------------
(Dollars and shares in
 thousands, except operating
 data, price/earnings ratio,
 and per share data)                   % of              % of      %
                                        Net               Net   Change
                                        Sales             Sales
--------------------------------------------- ------------------------

Operating Data:
   Net sales                $  456,470        $  415,213         9.9%
   Diluted earnings per
    share                   $      .28        $      .17        64.7%

   Gross profit margin            12.6%             12.3%
   Operating margin                2.6               1.6
   Return on equity (1)           14.5               9.8

   Catalogs distributed      3,199,000         3,641,000       (12.1)%
   Orders entered (2)          363,700           381,700        (4.7)%
   Average order size (2)   $    1,543        $    1,295        19.2%

   Inventory turns (1)              22                22
   Days sales outstanding           45                43


Product Mix:
   Notebooks & PDAs         $   71,730  15.7% $   72,123  17.4% (0.5)%
   Desktops/Servers             65,776  14.4      56,545  13.6  16.3
   Storage Devices              41,233   9.0      34,508   8.3  19.5
   Software                     58,104  12.8      51,692  12.4  12.4
   Net/Com Products             37,924   8.3      34,610   8.3   9.6
   Printers & Printer
    Supplies                    43,449   9.5      43,535  10.5  (0.2)
   Video, Imaging & Sound       65,236  14.3      57,250  13.8  13.9
   Memory & System
    Enhancements                20,460   4.5      19,028   4.6   7.5
   Accessories/Other            52,558  11.5      45,922  11.1  14.5
                            ---------- ------ ---------- ------
                            $  456,470 100.0% $  415,213 100.0%  9.9%
                            ========== ====== ========== ======


Net Sales of Enterprise Server and Networking Products (included in the above Product Mix):

                            $  146,913  32.2% $  125,766  30.3% 16.8%
                            ===========       ===========


Stock Performance
 Indicators:
   Actual shares outstanding    26,815            25,695
   Total book value per
    share                   $     8.10        $     7.16
   Tangible book value per
    share                   $     5.84        $     4.77
   Closing price            $    12.50        $    11.55
   Market capitalization    $  335,188        $  296,777
   Trailing price/earnings
    ratio (3)                       16                32

(1) Annualized
(2) Does not reflect cancellations or returns
(3) Earnings is based on the last four quarters




SELECTED SEGMENT INFORMATION
----------------------------------------------------------------------
For the Three Months Ended September
 30,                                        2007             2006
-------------------------------------- --------------- ---------------
                                         Net    Gross    Net    Gross
(Dollars in thousands)                  Sales   Margin  Sales   Margin
                                                  (%)             (%)
-------------------------------------- -------- ------ -------- ------

PC Connection Sales Corporation (SMB)  $234,850  14.3% $221,330  13.3%
MoreDirect (Large Account)              130,027  11.5   113,690  11.4
GovConnection (Public Sector)            91,593   9.8    80,193  10.8
                                       -------- ------ -------- ------
Total                                  $456,470  12.6% $415,213  12.3%
                                       ======== ====== ======== ======




CONSOLIDATED INCOME STATEMENTS
----------------------------------------------------------------------
Three Months Ended September 30,          2007              2006
----------------------------------- ----------------- ----------------
                                               % of             % of
(Amounts in thousands, except per               Net              Net
 share data)                         Amount    Sales   Amount    Sales
----------------------------------- --------- ------- --------- ------

Net sales                           $456,470  100.0%  $415,213  100.0%
Cost of sales                        398,940   87.4    364,070   87.7
                                    --------- ------  --------- ------
   Gross Profit                       57,530   12.6     51,143   12.3

Selling, general and administrative
 expenses                             45,572   10.0     43,291   10.4
Special charges                            -      -      1,050    0.3
                                    --------- ------  --------- ------
   Income From Operations             11,958    2.6      6,802    1.6

Interest expense                        (218)  (0.1)      (394)  (0.1)
Other, net                               192    0.1         38      -
Income tax provision                  (4,247)  (0.9)    (2,058)  (0.4)
                                    --------- ------  --------- ------
   Net Income                       $  7,685    1.7%  $  4,388    1.1%
                                    ========= ======  ========= ======


Weighted average common shares
 outstanding:
   Basic                              26,814            25,446
                                    =========         =========
   Diluted                            27,017            25,667
                                    =========         =========
Earnings per common share:
   Basic                            $   0.29          $   0.17
                                    =========         =========
   Diluted                          $   0.28          $   0.17
                                    =========         =========




CONSOLIDATED INCOME STATEMENTS
----------------------------------------------------------------------
Nine Months Ended September 30,        2007                2006
------------------------------- ------------------- ------------------
                                             % of               % of
(Amounts in thousands, except                 Net                Net
        per share data)           Amount     Sales    Amount     Sales
------------------------------- ----------- ------- ----------- ------

Net sales                       $1,295,772  100.0%  $1,203,785  100.0%
Cost of sales                    1,134,287   87.5    1,055,481   87.7
                                ----------- ------  ----------- ------
    Gross Profit                   161,485   12.5      148,304   12.3

Selling, general and
 administrative expenses           134,770   10.4      129,780   10.8
Special charges                          -      -        2,391    0.2
                                ----------- ------  ----------- ------
    Income From Operations          26,715    2.1       16,133    1.3

Interest expense                      (668)  (0.1)      (1,475)  (0.1)
Other, net                             653    0.1           34      -
Income tax provision                (9,877)  (0.8)      (5,487)  (0.4)
                                ----------- ------  ----------- ------
    Net Income                  $   16,823    1.3%  $    9,205    0.8%
                                =========== ======  =========== ======


Weighted average common shares
 outstanding:
    Basic                           26,765              25,330
                                ===========         ===========
    Diluted                         27,009              25,459
                                ===========         ===========
Earnings per common share:
    Basic                       $     0.63          $     0.36
                                ===========         ===========
    Diluted                     $     0.62          $     0.36
                                ===========         ===========




CONSOLIDATED BALANCE SHEETS                        September December
                                                      30,       31,
-------------------------------------------------- --------- ---------
(amounts in thousands)                               2007      2006
------------------------------------------------   --------- ---------

ASSETS
Current Assets:
Cash and cash equivalents                          $ 23,685  $ 17,582
Accounts receivable, net                            187,020   170,222
Inventories-merchandise                              75,537    69,407
Deferred income taxes                                 4,403     3,837
Income taxes receivable                                 675       627
Prepaid expenses and other current assets             3,578     3,882
                                                   --------- ---------
        Total current assets                        294,898   265,557
Property and equipment, net                          20,319    19,542
Goodwill                                             56,867    56,867
Other intangibles, net                                3,559     4,363
Other assets                                            264       355
                                                   --------- ---------
        Total Assets                               $375,907  $346,684
                                                   ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Current maturities of capital lease
    obligations:
      To affiliate                                 $    504  $    464
      To third party                                     73       395
Accounts payable                                    117,013   110,977
Accrued expenses and other liabilities               18,527    17,389
Accrued payroll                                       7,874     9,367
                                                   --------- ---------
        Total current liabilities                   143,991   138,592
Capital lease obligations, less current
 maturities:
      To affiliate                                    4,453     4,836
Other liabilities                                     2,883         -
Deferred income taxes                                 7,430     6,352
                                                   --------- ---------
         Total Liabilities                          158,757   149,780
                                                   --------- ---------
Stockholders' Equity:
   Common stock                                         272       269
   Additional paid-in capital                        93,145    89,537
   Retained earnings                                125,798   109,321
   Treasury stock at cost                            (2,065)   (2,223)
                                                   --------- ---------
         Total Stockholders' Equity                 217,150   196,904
                                                   --------- ---------
         Total Liabilities and Stockholders'
          Equity                                   $375,907  $346,684
                                                   ========= =========




CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
----------------------------------------------------------------------
Nine months ended September 30, 2007 (amounts in thousands)
----------------------------------------------------------------------
            Common Stock  Additional Retained Treasury Shares
            -------------                     ---------------
            Shares Amount  Paid-In   Earnings Shares  Amount    Total
                            Capital
------------------------- --------------------------------------------

Balance -
 January 01,
 2007       26,862   $269    $89,537 $109,321  (352) ($2,223) $196,904

Cumulative
 effect of
 change in
accounting
 principle       -      -          -    (346)      -        -    (346)

Stock
compensation
 expense         -      -        202        -      -        -      202

Exercise of
 stock
 options,
 including
income tax
 benefits      305      3      3,430        -      -        -    3,433

Issuance of
 stock under
 Employee
Stock
 Purchase
 Plan           10      -        134        -      -        -      134

Nonvested
 stock
 awards                        (158)              25      158        -

Net income       -      -          -   16,823      -        -   16,823
            ------ ------ ---------- -------- ------ -------- --------

Balance -
 September
 30, 2007   27,177   $272    $93,145 $125,798  (327) ($2,065) $217,150
            ====== ====== ========== ======== ====== ======== ========




CONSOLIDATED STATEMENTS OF CASH FLOWS
----------------------------------------------------------------------
Nine Months Ended September 30, (Amounts in
 thousands)                                         2007       2006
------------------------------------------------- --------- ----------

Cash Flows from Operating Activities:

Net income                                        $ 16,823  $   9,205
Adjustments to reconcile net income to net cash
 provided by operating activities:
     Depreciation and amortization                   5,158      5,227
     Provision for doubtful accounts                 1,482      2,094
     Deferred income taxes                             512      1,536
     Loss on disposal of fixed assets                   53         63
     Stock compensation expense                        202        277
     Gross excess tax benefit from exercise of
      stock options                                   (359)        (1)
     Income tax benefits from exercise of stock
      options                                          889        231

Changes in assets and liabilities:
     Accounts receivable                           (18,280)     1,415
     Inventories                                    (6,130)     6,945
     Prepaid expenses and other current assets         256      1,142
     Other non-current assets                           91         36
     Accounts payable                                6,036    (14,723)
     Accrued expenses and other liabilities          2,182      5,533
                                                  --------- ----------
Net cash provided by operating activities            8,915     18,980
                                                  --------- ----------


Cash Flows from Investing Activities:

Purchases of property and equipment                 (5,184)    (6,401)
Proceeds from sale of property and equipment             -         20
                                                  --------- ----------
Net cash used for investing activities              (5,184)    (6,381)
                                                  --------- ----------


Cash Flows from Financing Activities:

Proceeds from short-term borrowings                  3,313    317,280
Repayment of short-term borrowings                  (3,313)  (330,159)
Repayment of capital lease obligations                (665)      (614)
Exercise of stock options                            2,544      2,822
Gross excess tax benefit from exercise of stock
 options                                               359          1
Issuance of stock under Employee Stock Purchase
 Plan                                                  134        120
                                                  --------- ----------
Net cash provided by (used for) financing
 activities                                          2,372    (10,550)
                                                  --------- ----------
Increase in cash and cash equivalents                6,103      2,049
Cash and cash equivalents, beginning of period      17,582      9,770
                                                  --------- ----------
Cash and cash equivalents, end of period          $ 23,685  $  11,819
                                                  ========= ==========



    CONTACT: PC Connection, Inc.
             Stephen Baldridge, 603-683-2322
             VP of Finance & Corporate Controller